Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-248594) on Form S-1 on Form S-3 of Utz Brands, Inc. of our report dated February 23, 2021, relating to the consolidated financial statements of Truco Holdco Inc. and its subsidiaries, appearing in the Current Report on Form 8-K/A filed by Utz Brands, Inc. on February 23, 2021.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Dallas, Texas

September 3, 2021